EXHIBIT 23.2
                            CONSENT OF LEGAL COUNSEL




Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 150,000 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon either the grant of stock awards or the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc. 1996 Director Stock Plan.

/s/ Lawrence E. Wilson

Lawrence E. Wilson
Vice President & General Counsel
October 31, 1996